CONTINUING GUARANTY
IMH FINANCIAL CORPORATION, a Delaware corporation (“Guarantor”), executed this Continuing Guaranty (this "Guaranty") on October 2, 2017 (the "Effective Date"), in favor of MIDFIRST BANK, a federally chartered savings association (“Agent”), and each bank, including Agent, named on the signature pages hereto and such other banks as may from time to time become a party to this Agreement pursuant to the terms hereof (each, including Agent, a “Bank”, and collectively, “Banks”).
BACKGROUND RECITALS
A.Agent and L’Auberge de Sonoma Acquisition SPE, LLC, a Delaware limited liability company (“Borrower”) have entered into a Building Loan Agreement/Disbursement Schedule (the “Loan Agreement”), Agent has agreed to make a loan of $32,300,000.00 (the “Loan”).
B.Agent would not have entered into the Loan Agreement or made the Loan to Borrower without Guarantor making and delivering this Guaranty.
Therefore, Guarantor (1) acknowledges the receipt and sufficiency of good and adequate consideration for making this Guaranty, and (2) agrees as follows:
1.Definitions. Capitalized terms not otherwise defined in this Guaranty will have the meanings set forth in the Loan Agreement. Within this Guaranty, words of any gender include all other genders and words in the singular number include the plural, unless the context otherwise requires. The following terms have the following meanings:
"Applicable Bankruptcy Law" means Title 11 of the United States Code, any regulation or rule promulgated thereunder or any other present or future insolvency, bankruptcy or similar law, including laws concerning assignments for the benefit of creditors, appointment of a receiver, trustee, custodian or liquidator, under the laws of the United States or the State of California.
“Bankruptcy Event" means any of the following events: (i) any Borrower Party files a petition for relief under Applicable Bankruptcy Law; (ii) any party (other than Agent) files an involuntary petition for relief under Applicable Bankruptcy Law against any Borrower Party and such petition is not dismissed within 90 days after being filed; (iii) a court of competent jurisdiction enters an order for relief under any Applicable Bankruptcy Law which is related in any way to a petition filed under (i) or (ii) above; (iv) any Borrower Party, at any time, requests or consents to any composition, rearrangement, extension, reorganization or other relief of any debtor; (v) any Borrower Party (A) is generally not paying its debts as they become due, (B) is insolvent, (C) fraudulently transfers any of its assets to the detriment of any of its creditors, (D) makes an assignment for the benefit of creditors, or (E) admits in writing that it is unable to pay its debts as they become due; or (vi) a receiver, trustee or custodian is appointed for, or takes possession of, all or substantially all of a Borrower Party's assets or any of the Property, either in a proceeding a Borrower Party brings, or any other Person (except for Agent) brings against a Borrower Party, and any such appointment is not discharged or such possession is not terminated within 90 days after commencing, or the Borrower Party consents to or acquiesces in such appointment or possession (unless such consent or acquiescence is in connection with any Agent initiated proceeding). A Bankruptcy Event may exist even if an Event of Default cannot be declared because of Applicable Bankruptcy Law.
"Collateral" means the Property and all of Borrower's other assets, whether now owned or hereafter acquired, including the Leases, and all proceeds from Borrower's assets.

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"Conveyance Event" means that (1) legal or equitable title to any part of, or any interest in, the Collateral is vested in any Person other than Borrower or Agent, or (2) Borrower creates or permits any lien (except for the lien for Taxes which are not delinquent and liens Borrower is contesting pursuant to the terms and provisions of the Loan Agreement in good faith), security interest or other encumbrance against or covering the Collateral.
"Enforcement Costs" means all reasonable attorneys' fees, legal expenses and other costs Agent incurs to collect or enforce the Guaranteed Obligations or the Loan Documents.
"Guaranteed Obligations" means (a) 50% Indebtedness and Interest, and/or (b) 50% of the Hotel Operating Costs, and/or (c) Enforcement Costs, and/or (d) the Recourse Amounts.
"Indebtedness" means all obligations, liabilities and indebtedness of Borrower arising under the Loan Documents.
"Interest" means all accrued and unpaid interest on the Principal Amount.
"Liquid Assets" means unencumbered (a) cash on hand or on deposit (including certificates of deposit which mature in less than twelve months) in commercial banks operating in the United States, (b) readily marketable securities issued by the United States, (c) readily marketable commercial paper rated A-1 by Standard & Poor’s Corporation (or a similar rating by any similar organization that rates commercial paper), (d) publicly traded securities, and (e) GNMA/Fannie/Freddie whole and partial pool certificates. Notwithstanding the foregoing, letters of credit, standby preferred equity facilities approved by Agent, and similar undrawn facilities (“LOC Facilities”), may, at Agent’s discretion be included in Agent’s determination of Liquid Assets; provided that, (a) the LOC Facilities are irrevocable, (b) Guarantor has ready access the LOC Facilities, and (c) Guarantor delivers to Agent written confirmation from any provider of any LOC Facility that no defaults exist and Guarantor is permitted to draw on the applicable LOC Facility.
"Principal Amount" means, at any point in time, that portion of the principal balance of the Loan which is unpaid.
"Recourse Amounts" any loss, damage, cost, expense, liability, claim or other obligation (including attorneys’ fees and costs reasonably incurred), causes of action, suits, claims, demands and judgments of any nature or description whatsoever, which may be imposed upon, incurred by or awarded against Agent or any affiliate thereof as a result of, arising out of or in connection with the following:

(a)
misapplication or misappropriation of Rents, security deposits, or other income, issues, profits and revenues derived from the Project at any time an Event of Default by Borrower exists, provided that any prepaid rent paid more than one (1) month in advance as of the date of an Event of Default hereunder by Borrower shall be considered to have been collected after the event of Borrower’s default;

(b)	fraud or material misrepresentation of Borrower or Guarantor;

(c)
misapplication or misappropriation of any insurance policies by reason of damages, loss or destruction to any portion of the Project or the Improvements thereon to the full extent of such misapplied or misappropriated proceeds, or (b) the misapplication or misappropriation of

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proceeds or awards resulting from the condemnation or taking in lieu of condemnation of any portion of the Project, to the full extent of such misapplied or misappropriated proceeds or awards;

(d)
intentional physical waste of the Project or any portion thereof, and all costs, including reasonable attorney’s fees, incurred by Agent to repair or remediate such intentional physical waste, to the full extent of the actual loss incurred by Agent as a result thereof;

(e)
any taxes, assessments or insurance premiums, to the extent not covered by amounts paid into escrow by Borrower to Agent, for which Borrower is liable under the Note, the Security Instrument or any other loan document executed in connection therewith, but only to the extent that Revenue from the Project is sufficient to pay such taxes, assessments or insurance premiums;

(f)	failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Project;

(g)
loss arising under the Environmental Indemnity Agreement executed by Borrower in favor of Agent, or Borrower’s breach of the hazardous substances covenants, warranties or representation provisions contained in the Security Instrument or other loan documents executed in connection with the Note and Security Instrument, which loss is not caused by Agent after Agent takes title to the Project;

(h)
any loss resulting from any Guarantor (or any Person comprising any Guarantor), Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Agent under or in connection with the Guaranty, the Note, the Security Instrument or any other Loan Document, seeking a defense, judicial intervention or injunctive or other equitable relief of any kind, or asserting in a pleading filed in connection with a judicial proceeding any defense against Agent or any right in connection with any security for the Loan, but only if and to the extent that a court of competent jurisdiction determines that such claims were frivolous (i.e., without any merit) and in bad faith; or

(k)	all costs and fees, including without limitation, reasonable attorneys’ fees incurred by Agent in the enforcement of subparagraphs (a) through (h) above.
Notwithstanding the foregoing, Recourse Events shall mean the full amount of the Indebtedness upon the occurrence of either of the following events:

(a)	a Bankruptcy Event;

(b)	Borrower fails to obtain Agent’s prior consent to any subordinate financing secured by the Project; or

(c)	a Conveyance Event; or

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(d)
Borrower fails to comply with the “single purpose entity/separateness” covenants set forth in Section 4.1(b) of the Loan Agreement, and such failure is cited as a factor if and when Borrower is substantively consolidated with any other Person.

“Tangible Net Worth” means, as of a given date, (x) the total assets of Guarantor as of such date less (y) Guarantor’s total liabilities as of such date, determined in accordance with GAAP. Notwithstanding the foregoing, unfunded portions of LOC Facilities, may, at Agent’s discretion be included in Agent’s determination of Tangible Net Worth; provided that, (a) the LOC Facilities are irrevocable, (b) Guarantor has ready access the LOC Facilities, and (c) Guarantor delivers to Agent written confirmation from any provider of any LOC Facility that no defaults exist and Guarantor is permitted to draw on the applicable LOC Facility. For the avoidance of doubt, the Series B-1 and Series B-2 Cumulative Convertible Preferred Stock, par value $0.01 per share, of Guarantor issued and outstanding as of the date hereof shall be classified as equity and not as a liability.
"Transfer Event" means the conveyance of any Collateral to Agent or another Person through a foreclosure (or deed in lieu), receivership, bankruptcy or other voluntary or involuntary Borrower action.
2.    Inducement. Guarantor has an economic investment or interest in Borrower, and an interest in the success of the Property, and Guarantor will substantially benefit from Agent's agreement to make the Loan to Borrower.
3.    Guaranty. In order to induce Agent to make the Loan to Borrower, Guarantor absolutely, unconditionally and irrevocably guarantees and agrees to pay and perform the Guaranteed Obligations. Notwithstanding anything to the contrary in this Guaranty or any of the other Loan Documents, Guarantor will be liable for all of the Indebtedness and the Enforcement Costs if a Conveyance Event, or a Bankruptcy Event, occurs.
4.    Waivers.
(a)    Guarantor, with respect to the Guaranteed Obligations and the Indebtedness, waives: (i) PRESENTMENT FOR PAYMENT; (ii) DEMAND; (iii) NOTICE OF DEMAND, DISHONOR AND NONPAYMENT; (iv) NOTICE OF INTENTION TO ACCELERATE; (v) NOTICE OF ACCELERATION; (vi) NOTICE OF DISPOSITION OF COLLATERAL; (vii) THE DEFENSE OF IMPAIRMENT OF COLLATERAL; (viii) THE RIGHT TO A COMMERCIALLY REASONABLE SALE OF COLLATERAL; (ix) PROTEST AND NOTICE OF PROTEST; and (x) AND DILIGENCE IN COLLECTING, AND BRINGING SUIT AGAINST ANY OTHER PARTY.
(b)    Agent is not obligated to notify Guarantor of (i) Agent's acceptance of this Guaranty, (ii) any credit extended on the faith of this Guaranty, or (iii) Borrower's failure to pay or perform any Indebtedness which constitutes Guaranteed Obligations. Agent is not obligated to use diligence in preserving any Person's liability for the Indebtedness or the Guaranteed Obligations. Agent is not obligated to use diligence in bringing suit to enforce collection, or performance, of the Indebtedness or the Guaranteed Obligations.
(c)    Guarantor waives ALL DEFENSES GIVEN OR REDUCTIONS IN THE GUARANTEED OBLIGATIONS AVAILABLE TO SURETIES OR GUARANTORS AT LAW OR IN EQUITY other than the actual payment and performance of the Guaranteed Obligations, including ALL DEFENSES BASED UPON QUESTIONS AS TO (i) THE

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VALIDITY, LEGALITY OR ENFORCEABILITY OF THE INDEBTEDNESS OR THE GUARANTEED OBLIGATIONS, OR (ii) THE VALUE OF ANY COLLATERAL. Guarantor is primarily liable under this Guaranty.
(d)    At any time, Agent may, in its sole discretion, without Guarantor's prior consent, and without impairing, modifying, releasing or otherwise affecting Guarantor's liability under this Guaranty:
(i)    alter, compromise, accelerate, renew, extend, or change the time or manner for the payment of, the Indebtedness;
(ii)    increase or reduce the rate of interest on the Indebtedness;
(iii)    take, surrender, exchange, withdraw, subordinate, alter, modify or eliminate security;
(iv)    (1) add, release, discharge, or (2) settle or compromise with, any Borrower Party or other Person liable for the Indebtedness or the Guaranteed Obligations;
(v)    make any change to the Loan Documents or the manner in which Agent does business with Borrower; or
(vi)    apply any moneys received from Borrower or any other source, or from any security or collateral, in the manner Agent determines, without being required to marshal securities or assets or to apply any part of the moneys or security to any particular part of the Guaranteed Obligations.
Agent is not required to retain, hold, protect, exercise due care with respect thereto, perfect security interests in or otherwise assure or safeguard any security for the Indebtedness or the Guaranteed Obligations; and Guarantor's obligations under this Guaranty and any other Loan Documents will not be affected by, and Guarantor will not have any recourse from, Agent's failure (x) to do any of the foregoing with respect to any security for the Indebtedness or the Guaranteed Obligations, or (y) to exercise or not exercise any right or remedy of Agent under the Loan Documents, at law or in equity.
5.    Guaranty Absolute. Guarantor's liability under this Guaranty is absolute, and will not be modified, released or impaired, for any reason, including because:
(a)    any Person (including any Borrower Party) dies, or is or becomes incapacitated, disabled, dissolved or terminated;
(b)    Agent fails to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of any Borrower Party or another Person;
(c)    Agent cannot recover the Indebtedness from any Borrower Party or another Person for any reason, including any statute of limitations or Applicable Bankruptcy Law;
(d)    Any Borrower Party or another Person is entitled to any defense, setoff or counterclaim related to the Loan, the Indebtedness or the Guaranteed Obligations;
(e)    a Conveyance Event or a Transfer Event occurs;

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(f)    Borrower Party (other than Guarantor) or another Person liable for the payment or performance of Indebtedness or the Guaranteed Obligations is released or discharged by operation of law or otherwise;
(g)    this Guaranty or any other Loan Document is modified, extended, amended, released or waived; or
(h)    Agent fails to give Guarantor notice of an Event of Default under any Loan Document.
6.    Subordination. Until the Indebtedness is repaid in full (and including all interest accruing, after any Bankruptcy Event, on the Indebtedness):
(a)    Guarantor subordinates all rights to repayment of any current or future indebtedness from Borrower to Guarantor to Agent's prior right to receive or require payment in full of the Indebtedness.
(b)    Guarantor shall not accept any payment or satisfaction of any indebtedness of Borrower to Guarantor.
(c)    Guarantor shall not accept any security for any indebtedness of Borrower to Guarantor.
(d)    If Guarantor receives any payment, satisfaction or security for any indebtedness of Borrower to Guarantor, then Guarantor shall immediately deliver the payment, satisfaction or security to Agent. Agent will apply the payment, satisfaction or security as set forth in the Loan Agreement. Guarantor will hold any payment, satisfaction or security Guarantor receives in trust for Agent until the payment, satisfaction or security is delivered to Agent.
7.    Waiver of Right of Subrogation. To the fullest extent permitted by Applicable Law, Guarantor waives all rights at law or in equity to seek subrogation, contribution, indemnification or any other form of reimbursement or repayment from any Borrower Party or any other guarantor of, or any other party secondarily liable for, the payment or performance of the Indebtedness or the Guaranteed Obligations until the Indebtedness has been paid and performed in full. When the Indebtedness has been indefeasibly paid and fully performed, Guarantor will be subrogated to the rights of Agent against Borrower and any endorsers, sureties or other guarantors to the extent of the payments that Guarantor makes on the Guaranteed Obligations.
8.    No Usury. Agent and Guarantor intend that this Guaranty and the other Loan Documents strictly comply with applicable usury law. Therefore, Agent and Guarantor agree that: (i) none of the terms of this Guaranty or the other Loan Documents create a contract to pay for the use, forbearance or detention of money, or interest at a rate in excess of the Maximum Rate; and (ii) no Person (including any Borrower Party) will ever be obligated or required to pay interest on the Indebtedness or any other sums due under the Loan Documents at a rate in excess of the Maximum Rate. Agent expressly disavows any intention to charge or collect excessive unearned interest or finance charges on any portion of the Indebtedness. If at any time the interest received for the Guaranteed Obligations exceeds the Maximum Rate, then Agent will, at its option, either refund to Guarantor the amount of the excess or credit the amount of the excess against the Guaranteed Obligations. Guarantor agrees that the Loan and the Guaranty are not usurious and agrees that if, at any time, Guarantor believes that the Loan or the Guaranty is usurious, it shall give Agent (a) notice of the condition and (b) 60 days in which to make an appropriate refund or other adjustment, if necessary, to correct the condition.

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9.    Representations and Warranties. On the Effective Date and (unless Guarantor notifies Agent in writing to the contrary) upon delivery of each Compliance Certificate, Guarantor represents to Agent that:
(a)    Guarantor (i) is solvent, (ii) is not bankrupt and (ii) has no outstanding liens, garnishments, bankruptcies or court actions which could cause Guarantor to become insolvent or bankrupt. No Bankruptcy Event has occurred.
(b)    Each Guarantor financial statement previously delivered to Agent was prepared in accordance with the Approved Accounting Method and completely, correctly and fairly presents the financial condition and the results of operations of each Guarantor on the date and for the period covered by the financial statements. All other reports, statements and other data that any Guarantor furnished to Agent in connection with the Loan are true and correct in all material respects and do not omit any fact or circumstance necessary to ensure that the statements are not misleading. Since the date of the last financial statements each Guarantor delivered to Agent, no event, act, condition or liability has occurred or exists, which has had, or may reasonably be expected to have, a material adverse effect upon (a) Guarantor's business, condition (financial or otherwise) or operations, or (b) Guarantor's ability to perform or satisfy, or Agent's ability to enforce, any of the Guaranteed Obligations. For the purposes of Subsection 9(a) and 9(b), "Guarantor" includes any joint ventures, managing member or general partner of Guarantor.
(c)    There are no suits or proceedings (including condemnation) pending, or to Guarantor's knowledge threatened, against or affecting any Guarantor, another Borrower Party or the Collateral, or involving the validity, enforceability or priority of this Guaranty or any of the Loan Documents.
(d)    If Guarantor is not a natural person, then Guarantor: (i) is duly organized, validly existing, and in good standing, under the laws of the jurisdiction of its formation; (ii) is duly qualified, authorized to do business, and in good standing, in every jurisdiction (other than the jurisdiction of its formation) in which it must be qualified; and (iii) has the power and authority to own its other assets and transact its present or proposed business.
(e)    Guarantor has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Guaranty, and has taken all necessary actions to authorize its execution, delivery and performance of the Guaranteed Obligations. Guarantor has duly executed and delivered this Guaranty, and each other Loan Document to which it is a party or under which it is obligated. Each obligation under this Guaranty or any other Loan Document constitutes, Guarantor's legal, valid and binding obligation, enforceable in accordance with the Loan Document's terms, except to the extent enforcement of any Loan Document is subject to the effect of (i) Applicable Bankruptcy Law, or (ii) general principles of equity.
(f)    Guarantor's execution, delivery and performance of this Guaranty and the other Loan Documents, and compliance with the terms and provisions of this Guaranty and the other Loan Documents, will not (i) contravene any Applicable Law, (ii) conflict or be inconsistent with or result in any breach of any term, covenant, condition or provision of, or constitute a default under, the terms of any other instrument to which Guarantor is a party or by which Guarantor is bound or may be subject, or (iii) violate any term of Guarantor's certificate of formation or other documents and agreements governing Guarantor's existence, management or operation. Guarantor is not required to obtain any Person's consent to execute, deliver or perform this Guaranty or the other Loan Documents.

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(g)    Guarantor is intimately familiar with Borrower, the Collateral and Borrower's business operations and financial condition.
10.    Covenants. Guarantor absolutely and unconditionally covenants that:
(a)    Guarantor shall pay and perform the Guaranteed Obligations even if, for any reason, (i) Borrower does not pay or perform the Indebtedness or any other Borrower obligations under the Loan Documents, or (ii) the Indebtedness or the Guaranteed Obligations are disaffirmed or terminated (except for payment and performance in full).
(b)    Guarantor will remain liable for the Guaranteed Obligations regardless of whether Borrower is (for any reason) liable for any portion of the Indebtedness or the Guaranteed Obligations.
(c)    Guarantor will at all times remain intimately familiar with Borrower, the Collateral and Borrower's business operations and financial condition.
(d)    Guarantor will remain liable for the Guaranteed Obligations regardless of whether Borrower's organizational structure changes.
(e)    Notwithstanding any prior reduction or termination of this Guaranty, Guarantor will remain liable for, and (after Agent's demand) pay to Agent, the amount of any prior Indebtedness payment that Agent must (for any reason) pay to Borrower or any other Person.
(f)    Guarantor will not (i) benefit from, (ii) be able to direct the application of, or (iii) have any right to participate in, any Collateral.
(g)    Guarantor will remain obligated under this Guaranty for the Guaranteed Obligations even if Guarantor loses (for any reason) any right against (i) any Borrower Party or other Person, or (ii) the Collateral.
(h)    Agent is not required to pursue any remedies against any Person or the Collateral before demanding that Guarantor pay or perform the Guaranteed Obligations.
(i)    Agent may maintain an action on this Guaranty without joining any other Borrower Party or bringing a separate action against a Borrower Party.
11.    Financial Statements and Reports.
(a)    Financial Covenants:
(i)    Tangible Net Worth. Guarantor’s consolidated Tangible Net Worth at all times shall be not less than $50,000,000.00 (confirmation of which occur on a semi-annual basis, and shall be subject to a 20 day cure period after Guarantor’s receipt of written notice of the failure of such covenant from Agent).
(ii)    Liquidity. Guarantor shall maintain unencumbered Liquid Assets at all times in an amount not less than $5,000,000.00 (confirmation of which occur quarterly basis, and shall be subject to a 20 day cure period after Guarantor’s receipt of written notice of the failure of such covenant from Agent). Notwithstanding the foregoing, in the event Guarantor fails to maintain unencumbered liquid assets at all times of least $7,500,000.00, Guarantor shall promptly deliver to Agent a plan to increase liquidity.

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(b)    Financial Statements. Guarantor shall deliver to Agent the below statements and reports on or before the below delivery deadline. Guarantor shall also deliver to Agent any other information, reports or certificates as and when reasonably requested by Agent:

Statement or Report	Frequency	Delivery Deadline
Certified Guarantor's balance sheet prepared internally, global schedule of real estate owned and contingent liabilities schedule	Annually	Within 120 days after each fiscal years ends (commencing December 31, 2017)
Certified Guarantor’s liquidity statement(s) (i.e. bank, brokerage, etc.) and net worth	Quarterly	Within 45 days after each calendar quarter ends, unless Form 10-Q otherwise is extended for an additional 5 day period in accordance with applicable SEC regulations (commencing December 31, 2017)
Covenant Compliance Certificate	Quarterly	Delivered along with related Guarantor statements
Copies of filed federal income tax returns of Borrower and Guarantor	Annually	Within 30 days after filing

Additionally, (i) Guarantor shall deliver a Covenant Compliance Certificate in the form attached as Exhibit A hereto, with each semi-annual liquidity statement and (ii), promptly, upon request, Guarantor shall provide any other financial information reasonably requested by Agent and permit Agent, at any reasonable time to inspect, audit, and examine the books and records of Guarantor, and any subsidiary of Guarantor and make copies thereof.
12.    Multiple Guarantors. If there are more than one Guarantor, then this Section 12 is in effect. Unless the context clearly indicates otherwise, all references to "Guarantor" mean either or any Guarantor.
(a)    Joint Liability. Agent may sue any Guarantor, jointly or individually, without impairing Agent's rights against each Guarantor under this Guaranty. Agent may compromise with any Guarantor or any other Person for any sum Agent sees fit. Agent may release any Guarantor or any other Person from any liability for the Indebtedness or the Guaranteed Obligations without impairing Agent's right to demand and collect the balance of the Indebtedness or the Guaranteed Obligations from any Guarantor or other Person. No compromise or release will, except as specifically set forth in this Guaranty, impair Guarantors' rights amongst themselves.
(b)    Disputes. Each Guarantor shall indemnify, defend and hold Agent harmless from and against any Claim Agent may suffer arising from any dispute between Guarantors, INCLUDING THOSE CLAIMS ACTUALLY OR ALLEGEDLY ARISING FROM AGENT'S SOLE, COMPARATIVE OR CONTRIBUTORY NEGLIGENCE, OR STRICT LIABILITY, unless a court of competent jurisdiction determines in a final non-appealable judgment that the Claim actual resulted from the intentional misconduct or gross negligence of Agent.
13.    Revival and Reinstatement. This Guaranty remains in full force and effect during any Bankruptcy Event. Notwithstanding the full payment and performance of the Obligations and the Guaranteed Obligations, this Guaranty will be reinstated in full force and effect immediately upon the occurrence of any

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Bankruptcy Event. If any prior payment or performance of the Obligations or Guaranteed Obligations is rescinded or reduced, or Agent must otherwise restore or return any prior payment or performance of the Obligations or Guaranteed Obligations, then the Guaranteed Obligations will be reinstated to the extent of the payment or performance actually rescinded, reduced, restored or returned.
14.    Rights Cumulative. Agent's rights under this Guaranty, at law and in equity are cumulative. Until the Indebtedness is paid and performed in full and this Guaranty is terminated, Agent may exercise, as many times and as often as Agent elects (in its discretion) any rights under this Guaranty, at law and in equity. This Guaranty does not diminish or discharge Agent's rights under any prior or future guaranty by Guarantor in favor of Agent.
15.    Notices. Any notice or communication required or permitted under this Guaranty must be made in writing and sent by (a) personal delivery, (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, addressed as follows:

To Agent:	MidFirst Bank – California
600 Anton Boulevard, Suite 1142
Costa Mesa, CA 92626
Attention: Chris Godlewski
Phone: (714) 754-1172
Email: Chris.Godlewski@midfirst.com

With a copy to:	MidFirst Bank
Legal Department
501 NW Grand Blvd.
Oklahoma City, OK 73118

with a copy to:	Raines Feldman LLP
1800 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention: Joshua Mogin
Phone: (310) 440-4100
Email: jmogin@raineslaw.com

To Guarantor:	IMH Financial Corporation
7001 N. Scottsdale Rd, Suite 2050
Scottsdale, Arizona 85253
Attention: Lawrence Bain
Phone: (480) 840-8400
Fax: (480) 840-8401
Email: LBain@imhfc.com

with a copy to:	IMH Financial Corporation
7001 N. Scottsdale Rd, Suite 2050
Scottsdale, Arizona 85253
Attention: IMH Legal Department
Phone: (480) 840-8400
Fax: (480) 840-8401
Email: legal@imhfc.com

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or to such other address as Agent or Guarantor may designate in writing and deliver in accordance with this Section. Any change of address will be effective on the 5th Business Day after notice is given pursuant to the terms of this Section. Any notice or communication sent in accordance with this Section will be deemed to be given (i) at the time of personal delivery, or (ii) if sent by delivery service or mail, as of the date of the first attempted delivery at the address and in the manner provided in this Section. Guarantor consents to Agent recording any telephone communications between Agent and Guarantor.
16.    Applicable Law. The Laws of the STATE OF CALIFORNIA (without giving effect to its principles of conflicts of law) will govern and control this Guaranty.
17.    Consent to Forum. GUARANTOR IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN SONOMA COUNTY, CALIFORNIA OVER ANY PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS. BORROWER AGREES THAT, IN ADDITION TO ANY METHOD OF SERVICE UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING RELATING TO THE LOAN DOCUMENTS AND FILED IN ANY STATE OR FEDERAL COURT SITTING IN SONOMAL COUNTY, CALIFORNIA MAY BE SENT AND GIVEN AS SET FORTH IN SECTION 14 ABOVE.
18.    Waiver of Jury Trial. GUARANTOR WAIVES ANY RIGHT TO A JURY TRIAL CONCERNING ANY DISPUTE ARISING FROM OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS. GUARANTOR HAS BEEN ADVISED BY COMPETENT COUNSEL IN CONNECTION WITH THIS WAIVER.
19.    Counterparts. The Loan Documents may be executed in any number of counterparts with the same effect as if all signers executed the same instrument. All counterparts of each Loan Document must be construed together and will constitute one instrument.
20.    Modification or Termination. This Guaranty may only be amended, modified or terminated by a written instrument executed by Agent and Guarantor. Guarantor agrees that it will be bound by any written amendment or modification of the Loan Documents, with or without notice to Guarantor, and Guarantor's obligations under this Guaranty and the other Loan Documents will not be impaired because of any such amendment or modification.
21.    Successors and Assigns; Unenforceability of Certain Provisions, Headings. The terms of this Guaranty are binding on Guarantor and its heirs, devisees, representatives, successors and assigns and inure to the benefit of Agent and all of its transferees, credit participants, successors and assignees. The headings in this Guaranty are for convenience only and will not limit or otherwise affect any of the terms of this Guaranty. If any part of the Loan Documents is unenforceable or invalid, then that part of the Loan Documents will be removed from the Loan Documents. All remaining portions of the Loan Documents will remain enforceable and valid.
22.    Damage Waiver. Guarantor agrees that Agent will not be liable to Guarantor, any other Borrower Party or any other Person for any punitive, exemplary or consequential damages which may actually or allegedly arise from this Guaranty, the Loan, the other Loan Documents or the Collateral, INCLUDING ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES ACTUALLY OR ALLEGEDLY ARISING FROM THE ORDINARY, CONTRIBUTORY, COMPARATIVE OR SOLE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY, OF ANY BORROWER PARTY OR AGENT. The foregoing waiver does not limit or otherwise impair the terms of any other waiver or indemnity in the Loan Agreement.

L’Auberge de Sonoma - Guaranty

23.    Assignment. Agent may assign, sell or offer to assign or sell interests in the Loan or any portion of the Loan Documents (including this Guaranty) and disseminate to any purchaser, assignee or prospective purchaser or assignee any information Agent has pertaining to the Loan or this Guaranty, including credit information on Borrower Parties and any of their respective principals. If Agent makes any assignment or sells any interest in the Loan or this Guaranty, then Guarantor shall make all modifications, at Agent's or its purchaser's or assignee's expense, to this Guaranty as will facilitate Agent's sale or assignment, provided that no modification will materially add to Guarantor's obligations under this Guaranty or the other Loan Documents.
24.    Imaging. Agent may image and destroy the executed, original Loan Documents. Guarantor waives any right it has, or may have in the future, to claim that the imaged copies of the Loan Documents are not originals or the best evidence of the Loan Documents.
25.    Time. Time is of the essence for this Guaranty and the other Loan Documents.
26.    California Provisions. In addition to the waivers set forth elsewhere in this Guaranty:
(a)    Each Guarantor hereby waives marshaling of assets and liabilities, rights of offset, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any liability to which it applies or may apply, acceleration, presentment, demand for payment, protest, notice of non-payment, notice of dishonor, notice of acceleration, notice of intent to accelerate and all other notices and demands, collection suit or the taking of any other action by Agent.
(b)    Each Guarantor expressly waives any and all benefits, rights and/or defenses which might otherwise be available to Guarantor under the following sections of the California Civil Code: Section 2809 (the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal), Section 2810 (a surety is not liable if, for any reason other than the mere personal disability of the principal, there is no liability upon the part of the principal at the time of execution of the contract, or the liability of the principal thereafter ceases), Section 2819 (a surety is exonerated if the creditor alters the original obligation of the principal without the consent of the surety), Section 2822 (a surety’s right to have the principal designate the portion of any obligation to be satisfied by the surety in the event that the principal provides partial satisfaction of such obligation), Section 2845 (a surety is exonerated to the extent that the creditor fails to proceed against the principal, or to pursue any other remedy in the creditor’s power which the surety cannot pursue and which would lighten the surety’s burden), Section 2846 (a surety may compel the principal to perform the obligation when due), Section 2847 (if a surety satisfies the principal obligation, or any part thereof, the principal is obligated to reimburse the surety for the amounts paid by the surety), Section 2850 (whenever the property of a surety is hypothecated with property of the principal, the surety is entitled to have the property of the principal first applied to the discharge of the obligation), Section 2899 (where one has a lien upon several things, and other persons have subordinate liens upon, or interests in, some but not all of the same things, the person having the prior lien, if he can do so without risk of loss to himself, or of injustice to other persons, must resort to the property in a certain order, on the demand of any party interested) and Section 3433 (where a creditor is entitled to resort to each of several funds for the satisfaction of his claim, and another person has an interest in, or is entitled as a creditor to resort to some, but not all of them, the latter may require the former to seek satisfaction from those funds to which the latter has no such claim, so far as it can be done without impairing the right of the former to complete satisfaction, and without doing injustice to third persons).
(c)    Each Guarantor expressly agrees not to exercise or take advantage of any rights, benefits and/or defenses which might be available to Guarantor under the following California Civil

L’Auberge de Sonoma - Guaranty

Code Sections, unless and until the Guaranteed Obligations shall have been indefeasibly paid and satisfied in full: Section 2839 (performance of the principal obligation, or an offer of such performance, duly made as provided in the Civil Code, exonerates a surety), Section 2848 (a surety, upon satisfaction of the obligation of the principal, is entitled to enforce remedies which the creditor then has against the principal and to pursue his co-sureties or other third parties after the surety has satisfied the underlying debt, or at least more than his share of it), and Section 2849 (a surety is entitled to the benefit of security held by the creditor for the performance of the principal obligation held by the creditor).
(d)    Each Guarantor waives any defense that Guarantor may have by reason of the failure of Agent to provide Guarantor with any material facts about Borrower, including any information respecting the financial condition of Borrower, Borrower’s ability to perform the obligations under the Loan Documents or the sufficiency of Agent’s security.
(e)    Each Guarantor waives any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person, or the failure of Agent to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons.
(f)    Each Guarantor waives all rights of indemnification and contribution and any other rights and defenses that are or may become available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code. Guarantor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of guarantors or sureties thereunder.
(g)    Each Guarantor waives all rights and defenses that Guarantor may have because the debtor’s (Borrower’s) debt is secured by real property. This means, among other things:
(i)    The creditor (Agent) may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by the debtor.
(ii)    If the creditor forecloses on any real property collateral pledged by the debtor: (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) the creditor may collect from Guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from the debtor.
(h)    This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the debtor’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d or 726 of the Code of Civil Procedure. Each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal (Borrower) by the operation of Section 580d of the Code of Civil Procedure or otherwise. Any summary of statutory provisions is for convenience only, and each Guarantor has read and is familiar with the entirety of such provisions.
27.    Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower, Guarantor and Agent with respect to the transactions arising in connection with the Loan and this Guaranty. The Loan Documents supersede all prior written or oral understandings and agreements between Borrower, Guarantor and Agent with respect to the Loan and this Guaranty.

L’Auberge de Sonoma - Guaranty

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L’Auberge de Sonoma - Guaranty

Guarantor has executed this Guaranty to be effective on the Effective Date.

GUARANTOR:
IMH FINANCIAL CORPORATION,
a Delaware corporation

By: /s/ Lawrence D. Bain
Name: Lawrence D. Bain
Title: Chairman and CEO

SIGNATURE PAGE
TO
CONTINUING GUARANTY

EXHIBIT A
FORM OF COVENANT COMPLIANCE CERTIFICATE
COMPLIANCE CERTIFICATE
This Compliance Certificate (this “Certificate”) is executed and delivered in connection with that certain Building Loan Agreement/Disbursement Schedule (as amended, modified, extended or restated from time to time, the “Loan Agreement”) dated as of September 29, 2017, by and among L’AUBERGE DE SONOMA ACQUISITION SPE, LLC, a Delaware limited liability company (“Borrower”), MIDFIRST BANK, a federally chartered savings association (the “Agent”) a party thereto, and pursuant to and in accordance with the provisions of that certain Completion Guaranty (as amended, modified, extended or restated from time to time, the “Guaranty”), IMH FINANCIAL CORPORATION, a Delaware corporation (“Guarantor”), for the benefit of Agent. All capitalized terms used in this Certificate, if not otherwise defined herein, shall have the respective meanings assigned to such terms under the Guaranty or the Loan Agreement, as applicable.
The undersigned hereby represents and warrants to Agent that for the fiscal period ending _______________, 20___ (the “Subject Fiscal Period”) as follows:
1.    Review. The undersigned has reviewed (a) the financial condition of Guarantor as of the last day of the Subject Fiscal Period, and (b) the Guaranty and all of the other documents, instruments and agreements executed by Guarantor in connection with the Loan Agreement (collectively, the “Loan Documents”).
2.    Compliance. (a) Guarantor has observed, performed and fulfilled its obligations and covenants contained in the Guaranty and the other Loan Documents, and (b) Guarantor has not become aware of any Event of Default or event that, with the passage of time, giving of notice or otherwise, would become an Event of Default, that has occurred and is continuing or, if there is any such Event of Default or event that, with the passage of time, giving of notice or otherwise, would become an Event of Default, describing it and the steps, if any, being taken to cure it.
3.    Financial Information. The attached financial statements and bank or brokerage statements are accurate in all material respects.
4.    Financial Condition. The financial information of Guarantor that the undersigned has attached hereto as Schedule 1 demonstrates Guarantor’s compliance with the financial covenants set forth in the Guaranty. All of such financial information is true and correct in all material respects as of the last day of the Subject Fiscal Period (unless another date or a specific time period is stated).

Sarasota Autograph	EXHIBIT A-1	Guaranty

GUARANTOR:

IMH FINANCIAL CORPORATION,
a Delaware corporation

By: _______________________
Name: _____________________
Title: ______________________

Sarasota Autograph	EXHIBIT A-2	Guaranty

Schedule 1 to Compliance Certificate
I.    FINANCIAL COVENANTS .

A.	CONSOLIDATED TANGIBLE NET WORTH :
Requirement is $50,000,000.00

(1)	Tangible Net Worth			($000’s)
	(a)	Value of Total Assets:		$
	(b)	Value of Total Liabilities:	-	$
	(c)	Subordinated Liabilities:	+	$
	(d)	Intangible Assets:	-	$
	(e)	Consolidated Tangible Net Worth (sum of Line A(1)(a) through Line A(1)(d):		$
	(f)	Minimum Consolidated Tangible Net Worth:		$

B.    UNENCUMBERED LIQUID ASSETS

Requirement is $5,000,000.00**	$
**Notwithstanding the foregoing, in the event Guarantor fails to maintain unencumbered liquid assets at all times of at least $7,500,000.00, Guarantor shall promptly deliver to Agent a plan to increase liquidity.
If requested by Agent, operating statements from the applicable properties attached.

IMH FINANCIAL CORPORATION,
a Delaware corporation

By: _______________________
Name: _____________________
Title: ______________________

CONTINUING GUARANTY